UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  December 23, 2005

Date of earliest event reported:  December 22, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                                            Entry into a Material Definitive Agreement.

Northwest Airlines, Inc. (“Northwest”) has reached agreement to amend certain agreements with AVSA, S.A.R.L. (“Airbus”) and Pratt & Whitney for the two manufacturers to continue delivery and financing of all of the remaining fourteen A330-300 and A330-200 aircraft that Northwest currently has on order.  Airbus has agreed to finance ten of the fourteen A330s and Pratt & Whitney has agreed to finance the remaining four aircraft.  The agreements are subject to certain conditions.  The aircraft are scheduled to become part of Northwest’s fleet during 2006 and 2007.  On December 22, 2005, the Bankruptcy Court approved the agreements.

Apart from the agreements described above, both Airbus and Pratt & Whitney or one or more of their respective affiliates are parties to other purchase agreements with Northwest and also provide financing and product support for certain aircraft operated by Northwest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: December 23, 2005